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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                            CROWN LABORATORIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                      75-2300995
 (State or Other Jurisdiction of                     (IRS Employer ID No.)
   Incorporation or Organization)


                              6780 Caballo Street
                            Las Vegas, Nevada 89119
                                 (702) 696-9300
                    (Address of Principal Executive Offices)

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
If this Form relates to the                        If this Form relates to the
registration of a class of debt                    registration of a class of debt
securities and is effective upon                   securities and is to become
filing pursuant to General                         effective simultaneously with
Instruction A (c) (1) please                       the effectiveness of a concurrent
check the following box.                           registration statement under the
                                                   Securities Act of 1933 pursuant
                                                   to General Instruction A (c) (2)
                                                   please  check the following
                                                   box.

       Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                Name of each exchange on which
            to be so registered                each class is to be registered
            --------------------               ------------------------------
            Common Stock, $.001 par value       Pacific Stock Exchange


       Securities to be registered pursuant to Section 12(g) of the Act:

                                         None
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                                   (Title of Class)

 ------------------------------------------------------------------------------
                                   (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         The information under "Description of Capital Stock" in Registrant's Form SB-2 Registration Statement filed December 14, 1993,
         File No. 33-72912, is hereby incorporated herein by reference.

ITEM 2.  EXHIBITS.
         1. Registrant's Form 10-KSB/2, Form 10KSB/A1 and Form 10KSB/A2 for the year ended December 31, 1995.
         2. Registrant's Form 10-QSB for the Quarter ended June 30, 1996 and Form 10-KSB and Form 10KSB/A1 for the Quarter ended March 31, 1996.
         3.     1996 Proxy Statement dated June 28, 1996.*
         4.1    Registrant's Certificate of Incorporation, as amended.*
         4.2    Registrant's By-Laws, as amended.*
         5.     Specimen of Registrant's Common Stock Certificate.*
         6.     Not Applicable









___________________________________
* Filed only with the Pacific Stock Exchange
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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  November 7, 1996                CROWN LABORATORIES, INC.

                                        s/ Craig E. Nash
                                        ----------------------------------
                                        Craig E. Nash, Chairman of
                                        the Board of Directors and
                                        Chief Executive Officer